UPDATED CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount To	Offering Price	Aggregate Offering	Registration
Securities To Be Registered	Be Registered	Per Unit	Price	Fee

Notes offered hereby	$2,412,000.00	100%	$2,412,000.00	$74.05(1)

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $48,567.42 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $74.05 registration fee for this offering, $48,493.37 remains available for future offerings. No additional registration fee has been paid with respect to this offering.
PRICING SUPPLEMENT NO. 76 dated September 28, 2007
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 1 dated April 12, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program
Filed pursuant to Rule 424(b)(3)
Registration No. 333-140456
Natixis Securities North America Inc.
Reverse Convertible Notes

Issuer:	Eksportfinans ASA

Issuer Rating:	AAA (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)

Specified Currency:	U.S. Dollars

Agent:	Natixis Securities North America Inc. 9 West 57th St. New York, NY 10019

Agent Acting in the Capacity as:	Principal

Coupon Payment Frequency:	Monthly

Offerings:	This pricing supplement relates to 8 separate offerings of notes, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the note offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Shares described below.

	Initial	Coupon			Share		Aggregate
Reference Share	Reference	Rate	Knock-In	Knock-In	Redemption		Face Amount	Fees and	Proceeds	CUSIP/ISIN
(Ticker)	Level	Per Annum	Level	Price	Amount	Maturity Date	of Notes	Commissions	to Issuer	of Notes

Apple Inc. (AAPL)	$153.54	21.10%	85%	$130.509	6.5130	January 3, 2008	$694,000.00	$13,880.00	$680,120.00	28264QKG8/US28264KG81
IntercontinentalExchange Inc. (ICE)	$151.90	20.40%	80%	$121.520	6.5833	January 3, 2008	$50,000.00	$1,125.00	$48,875.00	28264QKH6/US28264QKH64
First Solar, Inc. (FSLR)	$117.74	32.00%	75%	$88.305	8.4933	January 3, 2008	$160,000.00	$3,600.00	$156,400.00	28264QKJ2/US28264QKJ21
Rambus Inc (RMBS)	$19.11	33.40%	80%	$15.288	52.3286	January 3, 2008	$50,000.00	$1,125.00	$48,875.00	28264QKK9/US28264QKK93
Force Protection, Inc. (FRPT)	$21.66	41.10%	75%	$16.245	46.1681	January 3, 2008	$945,000.00	$21,262.50	$923,737.50	28264QKL7/US28264QKL76
Southern Copper Corporation (PCU)	$123.83	16.00%	75%	$92.873	8.0756	April 3, 2008	$68,000.00	$1,700.00	$66,300.00	28264QKM5/US28264QKM59
Potash Corporation of Saskatchewan Inc. (POT)	$105.70	16.45%	80%	$84.560	9.4607	April 3, 2008	$240,000.00	$6,000.00	$234,000.00	28264QKN3/US28264QKN33
Harley-Davidson, Inc. (HOG)	$46.21	10.00%	80%	$36.968	21.6403	October 3, 2008	$205,000.00	$5,842.50	$199,157.50	28264QKR4/US28264QKR47

Trade Date:	September 28, 2007

Original Issue Date:	October 3, 2007

Determination Date:	For the notes maturing on January 3, 2008 the Determination Date will be December 28, 2007.

For the notes maturing on April 3, 2008 the Determination Date will be March 31, 2008.

For the note maturing on October 3, 2008 the Determination Date will be September 30, 2008.

Interest Payment Dates:	For the notes maturing on January 3, 2008, interest is paid monthly in arrears on the following dates: November 2, 2007; December 3, 2007 and January 3, 2008.

For the notes maturing on April 3, 2008, interest is paid monthly in arrears on the following dates: November 2, 2007; December 3, 2007; January 3, 2008; February 1, 2008; March 3, 2008; and April 3, 2008.

For the note maturing on October 3, 2008, interest is paid monthly in arrears on the following dates: November 2, 2007; December 3, 2007; January 3, 2008; February 1, 2008; March 3, 2008; April 3, 2008; May 2, 2008; June 3, 2008; July 3, 2008; August 1, 2008; September 3, 2008 and October 3, 2008.

Initial Reference Level:	For each note offering, the reference level of the applicable Reference Share, as determined by the calculation agent, on the Trade Date.

Final Reference Level:	For each note offering, the closing price of the applicable Reference Share quoted by the Relevant Exchange, as determined by the calculation agent, on the Determination Date.

Redemption Amount:	The Redemption Amount payable for each note offering on the Maturity Date in respect of each $1,000.00 face amount will be:

• If the closing price of the applicable Reference Share quoted by the Relevant Exchange has not been below the Knock-In Price of that Reference Share on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

• If the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level of the applicable Reference Share on the Determination Date is equal to or greater than the Initial Reference Level of that Reference Share, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, if the Final Reference Level of that Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share.

Share Redemption Amount:	The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold. This amount is equal to the $1,000.00 face amount of the note divided by the Initial Reference Level of the applicable Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share.

Denomination/ Principal:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation Agent:	Natixis Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Facsimile No.: +1 212 891 1922
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.
      The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Terms Specific to the Notes
      You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1 and the accompanying prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
      You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site): http://www.sec.gov/ Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.
Selected Risk Considerations
      An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference Shares. These risks are explained in more detail in the “Risk factors” section, beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.
Additional Information
      Unless otherwise stated, all information contained herein on the Reference Shares and on the issuers of the Reference Shares (each a Reference Issuer) is derived from publicly available sources and is provided for informational purposes only.
      Each of the Reference Shares is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov.
      In addition, information regarding the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.
      This pricing supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this pricing supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding any of the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the Initial Reference Level and the Knock-In Level and Redemp-

tion Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the Reference Issuers after the date of this pricing supplement.
      Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Reference Shares.
      Any historical upward or downward trend in the price of any of the Reference Shares during any period shown in this pricing supplement is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of any of the Reference Shares over the life of the notes may bear little relation to the historical levels shown in this pricing supplement.
Hypothetical Returns on the Notes
      The tables of hypothetical returns contained in this pricing supplement set out the total return to the Maturity Date of a note, based on the assumptions outlined in the introduction to each respective table of hypothetical returns and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.
      The information in the tables of hypothetical returns reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.
      The tables of hypothetical returns assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.
      The market price of each of the Reference Shares has been volatile in the past, and their performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth in the tables of hypothetical returns or to the historical price of the Reference Shares set forth in this pricing supplement.

Supplemental Information Regarding Taxation in the United States
      The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) is set forth in the table below.
      Deposit Interest for Notes maturing on January 3, 2008 equals 5.70%. The Put Premium is the Interest Rate minus the Deposit Interest.
      Deposit Interest for Notes maturing on April 3, 2008 equals 5.52%. The Put Premium is the Interest Rate minus the Deposit Interest.
      Deposit Interest for Notes maturing on October 3, 2008 equals 5.12%. The Put Premium is the Interest Rate minus the Deposit Interest.
      Please refer to “Taxation in the United States” beginning on page PS-16 of the accompanying product supplement no. 1.
Supplemental Plan of Distribution
      The notes are being purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to a terms agreement dated as of September 28, 2007 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes.
      See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.

Description of Apple Inc.

ISIN:	US0378331005
Relevant Exchange:	NASDAQ
     According to its publicly available documents, Apple Inc. designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. Information provided to or filed with the SEC by The Apple Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-10030.
Historical Performance of Apple Inc.
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$13.960	$10.640	$13.520
Second Quarter	16.850	12.890	16.270
Third Quarter	19.375	14.570	19.375
Fourth Quarter	34.220	19.145	32.200
2005
First Quarter	$45.065	$31.645	$41.670
Second Quarter	43.740	34.130	36.810
Third Quarter	53.840	36.500	53.610
Fourth Quarter	74.980	49.250	71.890
2006
First Quarter	$85.590	$58.710	$62.720
Second Quarter	71.890	56.020	57.270
Third Quarter	77.610	50.670	76.980
Fourth Quarter	91.810	73.230	84.840
2007
First Quarter	$97.100	$83.270	$92.910
Second Quarter	125.090	90.240	122.040
Third Quarter (through September 28, 2007)	154.500	117.050	153.540
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $153.54 and a Knock-In Level of $130.509. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Apple Inc.)	Maturity	Payments	$	%

Greater than: $153.54	$1,000.00	$52.75	$1,052.75	5.2750%
$153.54	$1,000.00	$52.75	$1,052.75	5.2750%
$145.86	$1,000.00	$52.75	$1,052.75	5.2750%
$138.19	$1,000.00	$52.75	$1,052.75	5.2750%
$130.52	$1,000.00	$52.75	$1,052.75	5.2750%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $153.54 and a Knock-In Level of $130.509. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Apple Inc.)	Maturity	Payments	$	%

Greater than: $153.54	$1,000.00	$52.75	$1,052.75	5.275%
$153.54	$1,000.00	$52.75	$1,052.75	5.275%
$138.19	$900.00	$52.75	$952.75	-4.725%
$122.83	$800.00	$52.75	$852.75	-14.725%
$107.48	$700.00	$52.75	$752.75	-24.725%
$ 73.70	$600.00	$52.75	$652.75	-34.725%
$ 61.42	$500.00	$52.75	$552.75	-44.725%
$ 29.48	$400.00	$52.75	$452.75	-54.725%
$ 22.11	$300.00	$52.75	$352.75	-64.725%
$ 5.90	$200.00	$52.75	$252.75	-74.725%
$ 2.95	$100.00	$52.75	$152.75	-84.725%
$ 0.00	$0.00	$52.75	$52.75	-94.725%

Description of IntercontinentalExchange Inc.

ISIN:	US45865V1008
Relevant Exchange:	NYSE
     According to its publicly available documents, IntercontinentalExchange Inc. operates the leading electronic global futures and over-the-counter marketplace for trading a broad array of energy products as well as the leading global soft commodities exchange. Information provided to or filed with the SEC by IntercontinentalExchange Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-32671.
Historical Performance of IntercontinentalExchange Inc.
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since November 16, 2005. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2005
Fourth Quarter	$39.250	$26.000	$36.350
2006
First Quarter	$71.320	$36.900	$69.050
Second Quarter	79.170	46.000	57.940
Third Quarter	76.880	52.810	75.070
Fourth Quarter	113.210	74.450	107.900
2007
First Quarter	$163.860	$115.720	$122.210
Second Quarter	158.550	123.020	147.850
Third Quarter (through September 28, 2007)	169.980	129.500	151.900
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $151.90 and a Knock-In Level of $121.52. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (IntercontinentalExchange Inc.)	Maturity	Payments	$	%

Greater than: $151.90	$1,000.00	$51.00	$1,051.00	5.1000%
$151.90	$1,000.00	$51.00	$1,051.00	5.1000%
$141.77	$1,000.00	$51.00	$1,051.00	5.1000%
$131.65	$1,000.00	$51.00	$1,051.00	5.1000%
$121.53	$1,000.00	$51.00	$1,051.00	5.1000%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $151.90 and a Knock-In Level of $121.52. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (IntercontinentalExchange Inc.)	Maturity	Payments	$	%

Greater than: $151.90	$1,000.00	$51.00	$1,051.00	5.100%
$151.90	$1,000.00	$51.00	$1,051.00	5.100%
$136.71	$900.00	$51.00	$951.00	-4.900%
$121.52	$800.00	$51.00	$851.00	-14.900%
$106.33	$700.00	$51.00	$751.00	-24.900%
$ 72.91	$600.00	$51.00	$651.00	-34.900%
$ 60.76	$500.00	$51.00	$551.00	-44.900%
$ 29.16	$400.00	$51.00	$451.00	-54.900%
$ 21.87	$300.00	$51.00	$351.00	-64.900%
$ 5.83	$200.00	$51.00	$251.00	-74.900%
$ 2.92	$100.00	$51.00	$151.00	-84.900%
$ 0.00	$0.00	$51.00	$51.00	-94.900%

Description of First Solar, Inc.

ISIN:	US3364331070
Relevant Exchange:	NASDAQ
     According to its publicly available documents, First Solar, Inc. designs and manufactures solar modules using a proprietary thin film semiconductor technology that has allowed First Solar, Inc. to reduce its average solar module manufacturing costs to among the lowest in the world. Information provided to or filed with the SEC by First Solar, Inc pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-33156.
Historical Performance of First Solar, Inc.
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since November 16, 2006. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2006
Fourth Quarter	$29.860	$20.000	$29.840
2007
First Quarter	$58.250	$27.710	$52.010
Second Quarter	90.130	55.556	89.290
Third Quarter (through September 28, 2007)	120.280	81.870	117.740
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $117.74 and a Knock-In Level of $83.305. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (First Solar, Inc.)	Maturity	Payments	$	%

Greater than: $117.74	$1,000.00	$80.00	$1,080.00	8.0000%
$117.74	$1,000.00	$80.00	$1,080.00	8.0000%
$107.93	$1,000.00	$80.00	$1,080.00	8.0000%
$ 98.12	$1,000.00	$80.00	$1,080.00	8.0000%
$ 88.32	$1,000.00	$80.00	$1,080.00	8.0000%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $117.74 and a Knock-In Level of $88.305. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (First Solar, Inc.)	Maturity	Payments	$	%

Greater than: $117.74	$1,000.00	$80.00	$1,080.00	8.000%
$117.74	$1,000.00	$80.00	$1,080.00	8.000%
$105.97	$900.00	$80.00	$980.00	-2.000%
$ 94.19	$800.00	$80.00	$880.00	-12.000%
$ 82.42	$700.00	$80.00	$780.00	-22.000%
$ 56.52	$600.00	$80.00	$680.00	-32.000%
$ 47.10	$500.00	$80.00	$580.00	-42.000%
$ 22.61	$400.00	$80.00	$480.00	-52.000%
$ 16.95	$300.00	$80.00	$380.00	-62.000%
$ 4.52	$200.00	$80.00	$280.00	-72.000%
$ 2.26	$100.00	$80.00	$180.00	-82.000%
$ 0.00	$0.00	$80.00	$80.00	-92.000%

Description of Rambus Inc

ISIN:	US750917069
Relevant Exchange:	NASDAQ
     According to its publicly available documents, Rambus Inc invents and licenses chip interface technologies that are foundational to nearly all digital electronics products. Information provided to or filed with the SEC by Rambus Inc pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-22339.
Historical Performance of Rambus Inc
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$35.200	$24.350	$28.020
Second Quarter	29.440	15.700	17.730
Third Quarter	17.860	12.690	15.690
Fourth Quarter	27.500	15.150	23.000
2005
First Quarter	$22.880	$13.120	$15.070
Second Quarter	15.670	13.330	13.380
Third Quarter	14.640	10.290	12.100
Fourth Quarter	17.730	10.820	16.190
2006
First Quarter	$39.810	$18.200	$39.340
Second Quarter	46.800	20.550	22.810
Third Quarter	24.330	10.260	17.440
Fourth Quarter	23.100	15.990	18.930
2007
First Quarter	$23.500	$17.390	$21.250
Second Quarter	21.800	17.780	17.980
Third Quarter (through September 28, 2007)	19.320	12.460	19.110
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $19.11 and a Knock-In Level of $15.288. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Rambus Inc.)	Maturity	Payments	$	%

Greater than: $19.11	$1,000.00	$83.50	$1,083.50	8.3500%
$19.11	$1,000.00	$83.50	$1,083.50	8.3500%
$17.84	$1,000.00	$83.50	$1,083.50	8.3500%
$16.56	$1,000.00	$83.50	$1,083.50	8.3500%
$15.30	$1,000.00	$83.50	$1,083.50	8.3500%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $19.11 and a Knock-In Level of $15.288. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Rambus Inc.)	Maturity	Payments	$	%

Greater than: $19.11	$1,000.00	$83.50	$1,083.50	8.350%
$19.11	$1,000.00	$83.50	$1,083.50	8.350%
$17.20	$900.00	$83.50	$983.50	-1.650%
$15.29	$800.00	$83.50	$883.50	-11.650%
$13.38	$700.00	$83.50	$783.50	-21.650%
$ 9.17	$600.00	$83.50	$683.50	-31.650%
$ 7.64	$500.00	$83.50	$583.50	-41.650%
$ 3.67	$400.00	$83.50	$483.50	-51.650%
$ 2.75	$300.00	$83.50	$383.50	-61.650%
$ 0.73	$200.00	$83.50	$283.50	-71.650%
$ 0.37	$100.00	$83.50	$183.50	-81.650%
$ 0.00	$0.00	$83.50	$83.50	-91.650%

Description of Force Protection, Inc.

ISIN:	US3452032028
Relevant Exchange:	NASDAQ
     According to its publicly available documents, Force Protection, Inc. manufactures ballistic and blast protected vehicles. Force Protection, Inc.’s specialty vehicles are protected against landmines, hostile fire and Improvised Explosive Devices or IEDs, commonly referred to as roadside bombs. Information provided to or filed with the SEC by Force Protection, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-33253.
Historical Performance of Force Protection, Inc.
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$7.080	$0.840	$3.180
Second Quarter	4.080	1.800	2.220
Third Quarter	2.640	1.680	2.220
Fourth Quarter	3.972	1.800	3.336
2005
First Quarter	$3.300	$1.800	$1.840
Second Quarter	2.250	1.380	1.540
Third Quarter	1.780	1.290	1.300
Fourth Quarter	1.360	0.730	0.780
2006
First Quarter	$2.210	$0.720	$1.930
Second Quarter	6.400	1.890	6.400
Third Quarter	9.260	5.440	8.370
Fourth Quarter	17.800	6.800	17.410
2007
First Quarter	$22.940	$14.810	$18.760
Second Quarter	30.270	18.800	20.640
Third Quarter (through September 28, 2007)	24.390	14.380	21.660
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $21.66 and a Knock-In Level of $16.245. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Force Protection, Inc.)	Maturity	Payments	$	%

Greater than: $21.66	$1,000.00	$102.75	$1,102.75	10.2750%
$21.66	$1,000.00	$102.75	$1,102.75	10.2750%
$19.86	$1,000.00	$102.75	$1,102.75	10.2750%
$18.05	$1,000.00	$102.75	$1,102.75	10.2750%
$16.26	$1,000.00	$102.75	$1,102.75	10.2750%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $21.66 and a Knock-In Level of $16.245. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Force Protection, Inc.)	Maturity	Payments	$	%

Greater than: $21.66	$1,000.00	$102.75	$1,102.75	10.275%
$21.66	$1,000.00	$102.75	$1,102.75	10.275%
$19.49	$900.00	$102.75	$1,002.75	0.275%
$17.33	$800.00	$102.75	$902.75	-9.725%
$15.16	$700.00	$102.75	$802.75	-19.725%
$10.40	$600.00	$102.75	$702.75	-29.725%
$ 8.66	$500.00	$102.75	$602.75	-39.725%
$ 4.16	$400.00	$102.75	$502.75	-49.725%
$ 3.12	$300.00	$102.75	$402.75	-59.725%
$ 0.83	$200.00	$102.75	$302.75	-69.725%
$ 0.42	$100.00	$102.75	$202.75	-79.725%
$ 0.00	$0.00	$102.75	$102.75	-89.725%

Description of Southern Copper Corporation

ISIN:	US84265VI052
Relevant Exchange:	NYSE
     According to its publicly available documents, Southern Copper Corporation is a leading integrated producer of copper, molybdenum, zinc and silver. Information provided to or filed with the SEC by Southern Copper Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-14066.
Historical Performance of Southern Copper Corporation
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$25.250	$18.080	$20.225
Second Quarter	20.925	13.265	20.665
Third Quarter	25.830	18.080	25.830
Fourth Quarter	27.050	21.075	23.605
2005
First Quarter	$32.100	$21.585	$27.730
Second Quarter	29.600	20.815	21.420
Third Quarter	27.980	21.440	27.980
Fourth Quarter	35.300	25.100	33.490
2006
First Quarter	$45.575	$34.650	$42.240
Second Quarter	52.925	35.445	44.565
Third Quarter	48.865	42.760	46.250
Fourth Quarter	58.120	44.400	53.890
2007
First Quarter	$75.000	$50.520	$71.660
Second Quarter	95.440	72.640	94.260
Third Quarter (through September 28, 2007)	125.170	84.540	123.830
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $123.83 and a Knock-In Level of $92.873. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			6 Month
Assumed Closing Price	Value of	6 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Southern Copper Corporation)	Maturity	Payments	$	%

Greater than: $123.83	$1,000.00	$80.00	$1,080.00	8.0000%
$123.83	$1,000.00	$80.00	$1,080.00	8.0000%
$113.51	$1,000.00	$80.00	$1,080.00	8.0000%
$103.19	$1,000.00	$80.00	$1,080.00	8.0000%
$ 92.88	$1,000.00	$80.00	$1,080.00	8.0000%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $123.83 and a Knock-In Level of $92.873. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			6 Month
Assumed Closing Price	Value of	6 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Southern Copper Corporation)	Maturity	Payments	$	%

Greater than: $123.83	$1,000.00	$80.00	$1,080.00	8.000%
$123.83	$1,000.00	$80.00	$1,080.00	8.000%
$111.45	$900.00	$80.00	$980.00	-2.000%
$ 99.06	$800.00	$80.00	$880.00	-12.000%
$ 86.68	$700.00	$80.00	$780.00	-22.000%
$ 59.44	$600.00	$80.00	$680.00	-32.000%
$ 49.53	$500.00	$80.00	$580.00	-42.000%
$ 23.78	$400.00	$80.00	$480.00	-52.000%
$ 17.83	$300.00	$80.00	$380.00	-62.000%
$ 4.76	$200.00	$80.00	$280.00	-72.000%
$ 2.38	$100.00	$80.00	$180.00	-82.000%
$ 0.00	$0.00	$80.00	$80.00	-92.000%

Description of Potash Corporation of Saskatchewan Inc.

ISIN:	CA73755L1076
Relevant Exchange:	NYSE
     According to its publicly available documents, Potash Corporation of Saskatchewan Inc. is one of the world’s largest integrated fertilizer and related industrial and feed products companies. Information provided to or filed with the SEC by Potash Corporation of Saskatchewan Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-10351.
Historical Performance of Potash Corporation of Saskatchewan Inc.
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$14.853	$12.763	$13.862
Second Quarter	16.150	13.295	16.150
Third Quarter	21.390	15.287	21.390
Fourth Quarter	27.960	20.347	27.687
2005
First Quarter	$30.667	$24.863	$29.170
Second Quarter	33.217	26.733	31.860
Third Quarter	38.267	31.017	31.107
Fourth Quarter	30.220	24.383	26.740
2006
First Quarter	$32.927	$26.307	$29.363
Second Quarter	35.347	26.393	28.657
Third Quarter	35.190	27.623	34.730
Fourth Quarter	48.757	34.497	47.827
2007
First Quarter	$55.983	$44.670	$53.310
Second Quarter	80.290	53.340	77.970
Third Quarter (through September 28, 2007)	105.700	75.320	105.700
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $105.70 and a Knock-In Level of $84.56. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			6 Month
Assumed Closing Price	Value of	6 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Potash Corporation of Saskatchewan Inc.)	Maturity	Payments	$	%

Greater than: $105.70	$1,000.00	$82.25	$1,082.25	8.2250%
$105.70	$1,000.00	$82.25	$1,082.25	8.2250%
$ 98.65	$1,000.00	$82.25	$1,082.25	8.2250%
$ 91.61	$1,000.00	$82.25	$1,082.25	8.2250%
$ 84.57	$1,000.00	$82.25	$1,082.25	8.2250%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $105.70 and a Knock-In Level of $84.56. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			6 Month
Assumed Closing Price	Value of	6 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Potash Corporation of Saskatchewan Inc.)	Maturity	Payments	$	%

Greater than: $105.70	$1,000.00	$82.25	$1,082.25	8.225%
$105.70	$1,000.00	$82.25	$1,082.25	8.225%
$ 95.13	$900.00	$82.25	$982.25	-1.775%
$ 84.56	$800.00	$82.25	$882.25	-11.775%
$ 73.99	$700.00	$82.25	$782.25	-21.775%
$ 50.74	$600.00	$82.25	$682.25	-31.775%
$ 42.28	$500.00	$82.25	$582.25	-41.775%
$ 20.29	$400.00	$82.25	$482.25	-51.775%
$ 15.22	$300.00	$82.25	$382.25	-61.775%
$ 4.06	$200.00	$82.25	$282.25	-71.775%
$ 2.03	$100.00	$82.25	$182.25	-81.775%
$ 0.00	$0.00	$82.25	$82.25	-91.775%

Description of Harley-Davidson, Inc.

ISIN:	US9043111072
Relevant Exchange:	NYSE
     According to its publicly available documents, Harley-Davidson, Inc. operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment. The Company’s reportable segments are strategic business units that offer different products and services. Information provided to or filed with the SEC by Harley-Davidson, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-9183.
Historical Performance of Harley-Davidson, Inc.
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$54.090	$46.000	$53.340
Second Quarter	61.940	52.540	61.940
Third Quarter	62.970	56.800	59.440
Fourth Quarter	61.080	55.550	60.750
2005
First Quarter	$62.180	$57.320	$57.760
Second Quarter	58.770	45.420	49.600
Third Quarter	54.000	46.900	48.440
Fourth Quarter	55.770	44.400	51.490
2006
First Quarter	$54.640	$48.410	$51.880
Second Quarter	54.890	47.960	54.890
Third Quarter	64.580	51.370	62.750
Fourth Quarter	75.500	62.420	70.470
2007
First Quarter	$73.850	$58.280	$58.750
Second Quarter	65.550	58.950	59.610
Third Quarter (through September 28, 2007)	62.810	46.210	46.210
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $46.21 and a Knock-In Level of $36.968. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			12 Month
Assumed Closing Price	Value of	12 Monthly	Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Harley-Davidson, Inc.)	Maturity	Payments	$	%

Greater than: $46.21	$1,000.00	$100.00	$1,100.00	10.0000%
$46.21	$1,000.00	$100.00	$1,100.00	10.0000%
$43.13	$1,000.00	$100.00	$1,100.00	10.0000%
$40.05	$1,000.00	$100.00	$1,100.00	10.0000%
$36.98	$1,000.00	$100.00	$1,100.00	10.0000%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $46.21 and a Knock-In Level of $36.968. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			12 Month Total
Assumed Closing Price	Value of	12 Monthly	Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Harley-Davidson, Inc.)	Maturity	Payments	$	%

Greater than: $46.21	$1,000.00	$100.00	$1,100.00	10.000%
$46.21	$1,000.00	$100.00	$1,100.00	10.000%
$41.59	$900.00	$100.00	$1,000.00	0.000%
$36.97	$800.00	$100.00	$900.00	-10.000%
$32.35	$700.00	$100.00	$800.00	-20.000%
$22.18	$600.00	$100.00	$700.00	-30.000%
$18.48	$500.00	$100.00	$600.00	-40.000%
$ 8.87	$400.00	$100.00	$500.00	-50.000%
$ 6.65	$300.00	$100.00	$400.00	-60.000%
$ 1.77	$200.00	$100.00	$300.00	-70.000%
$ 0.89	$100.00	$100.00	$200.00	-80.000%
$ 0.00	$0.00	$100.00	$100.00	-90.000%